                             SETTLEMENT AGREEMENT
                             --------------------

     This Agreement is made this 25th day of July 1996, by and between Medallion Taxi Media, Inc., a New York corporation with offices at 205 East 42nd Street, New York, New York ("MTM or "Buyer") and See Level Advertising, Inc. and See Level Management, Inc., New York corporations, with offices c/o Glenn Gruman, 215 East 68th Street, New York, New York (collectively "See Level" or "Seller").

                                    RECITAL
                                    -------
     WHEREAS, MTM and See Level are presently parties to a litigation pending in the Supreme Court of the State of New York in and for the County of New York under Index No. 96-600739 (the "Litigation"); and

     WHEREAS, MTM and See Level desire to settle and resolve all of the outstanding disputes between them in the Litigation and provide for MTM to acquire certain assets relating to Seller's taxi-top advertising business (the "Business") on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

     1.   Settlement  of  Litigation:  Simultaneously with the execution of this
          --------------------------
Agreement, See Level and MTM shall fully settle and resolve the Litigation and all other claims and disputes between them, whether asserted or unasserted, by executing and
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delivering: (i) mutual general releases, in  the forms annexed hereto as
Exhibits 1(a), (b), (c) and (d); and (ii) a stipulation discontinuing the Litigation between MTM and See Level with prejudice, in the form annexed hereto as Exhibit 2.

     2.   Sale of Assets: In consideration of MTM's payment of $427,000.00, by
          --------------
bank or certified check, simultaneously with the execution of this Agreement, MTM shall buy and See Level shall sell, assign, transfer and convey to MTM all of its right, title and interest in and to the following assets (the "Assets"), which Assets shall be delivered to MTM free and clear of any and all security interests, liens and encumbrances of any kind or description whatsoever (the "Liens"): (a) 450 illuminated taxi-top advertising displays (the "Signs") properly and legally installed on the taxis bearing the New York City taxi medallion numbers listed on Schedule A attached hereto; (b) contracts with taxi fleet operators (the "Operators") listed on Schedule B attached hereto (the "Contracts"); (c) any and all agreements with advertisers (the "Advertising Contracts") respecting the placement of advertisements on the Signs, subject to MTM's acceptance of the terms and conditions of any such agreements; and (d) the tradenames, trademarks and servicemarks "See Level Advertising" and "See Level Management" and any other similar marks associated or used with the operation of the Assets (the "Trademarks"). Simultaneously with the execution of this Agreement, See Level shall deliver the Assets to MTM along with

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the  following documents to MTM evidencing the transfer of the Assets to MTM:
(i) a bill of sale for the Signs, in the form annexed hereto as Exhibit 3; (ii) assignment of the Contracts, in the form annexed hereto as Exhibit 4; (iv) letters to the Operators advising them of MTM's acquisition of the Signs and See Level's assignment of the Contracts, in the form annexed hereto as Exhibit 5;
(iii) assignments of the Advertising Contracts, if any, in the form annexed hereto as Exhibit 6; and (iv) assignments of the Trademarks, in the forms annexed hereto as Exhibits 7 (a) and (b). In addition, upon execution of this Agreement, See Level's attorney shall deliver to MTM an undertaking to file within two (2) business days name change amendments to the certificates of incorporation with respect to all See Level entities, in the forms annexed hereto as Exhibits 8 (a) and (b). The parties hereto acknowledge that any claims and/or causes of action that See Level may have against any third parties and any revenue due See Level that remains outstanding as of the date hereof, other than revenues attributable to the Advertising Contracts being assigned pursuant to Exhibit 6 hereto, are not part of the Assets nor are these claims and revenues being sold or transferred pursuant to this Agreement, and that See Level shall retain full rights to the aforementioned claims and revenues.

     3.   Non-Competition Agreement:  For a period of two and one-half (2 1/2)
          -------------------------
years (i.e., 912 calendar days) from the date of

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the execution of this Agreement, See Level shall  not engage in, directly or indirectly, as principal, agent, employee, consultant or otherwise in the taxi-top advertising business: (a) in metropolitan areas in the United States of America in which MTM conducts business or; (b) in metropolitan areas in the United States with populations of 1,000,000 persons or more, including, without limitation, the following United States greater metropolitan areas: New York, Boston, Atlanta, Chicago, Miami, Los Angeles and Philadelphia. The terms of this paragraph shall survive the closing.

     4.  Right of First Refusal:  MTM shall have a right of first refusal to
         ----------------------
purchase any taxi-top advertising business that See Level may establish outside of the United States and seek to sell within two and one-half (2 1/2) years (i.e., 912 calendar days) from the date hereof (the "New Business"). In the event that See Level establishes any New Business and See Level receives a bona fide written offer to purchase the New Business or substantially all of its assets from a third party (the "Offer"), which See Level has decided to accept, MTM shall have the right to purchase the New Business on the same terms and conditions as set forth in the Offer. Within ten (10) days of receipt of the Offer, See Level shall provide MTM with a true copy of the Offer, by certified mail, return receipt requested, and within thirty (30) days of MTM's receipt of said Offer from See Level, MTM may exercise its right of first refusal by

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

notifying See Level, in writing, of its intention to purchase the New Business on the same terms and conditions set forth in the Offer and delivering its check for ten percent (10%) of the purchase price set forth in the Offer, which shall be held in escrow by See Level's attorneys pending execution of a formal contract of sale embodying the terms of the Offer. If MTM does not timely exercise its right of first refusal, See Level may sell the New Business strictly in accordance with the terms of the Offer to the third party offeror. If no such sale is consummated within sixty (60) days of the expiration of the thirty (30) day period, then See Level may not sell the New Business without complying with the terms and provisions set forth above. The terms of this paragraph shall survive the closing.

     5.   Indemnification Agreement: See Level shall indemnify, defend and hold
          -------------------------
MTM harmless from and against any and all claims, actions, damages, judgments, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by MTM: (a) arising solely out of any claims asserted by any person or entity relating to the operation, maintenance and ownership of the Assets prior to the date of the closing of the Settlement Agreement; and (b) as a result of or attributable to any misrepresentation or breach of any representation, warranty, covenant, or agreement herein (including, without limitation, provisions on applicable bulk transfer laws) given or made by

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

Seller. Notwithstanding the foregoing, See Level's indemnity with respect to any claim asserted by Metrometer against MTM shall be limited as follows: (i) See Level shall pay all damages, judgments, costs and expenses awarded to Metrometer against MTM up to $50,000.00, exclusive of legal fees; and (ii) in the event Metrometer commences an action against both MTM and See Level, See Level shall pay for its counsel to make a dispositive motion on MTM's behalf; in the event such motion is not successful, MTM shall be responsible for its own legal fees in connection with all further proceedings in any such action commenced by Metrometer. MTM shall indemnify, defend and hold See Level harmless from and against any and all claims, actions, damages, judgments, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by See Level up to $50,000, arising solely out of any claims against See Level relating to the assignment of the advertising contract annexed as Schedule A to
Exhibit 6 hereto (the "Advertising Contract"). Notwithstanding the foregoing MTM has no duty to indemnify or defend See Level with respect to any claims asserted against it for fraud or misrepresentation in connection with the Advertising Contract.

     6.  Representations:  See Level warrants and represents that as of the date
         ---------------
hereof and at all times prior to See Level's delivery of the Assets to MTM:

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

     (a) See Level is not and has not been at any time in default under the terms of the Contracts;

     (b) all payments due under the Contracts have been made by See Level as of each of the due dates set forth in the Contracts;

     (c) the Assets are owned by See Level and are not encumbered by any Liens;

     (d) no consents are required for the transfer of the Assets to MTM;

     (e) the Contracts are in full force and effect;

     (f) to the best of See Level's knowledge, the Advertising Contracts, if any, are in full force and effect;

     (g) See Level has the full right and authority to sell, assign, transfer and convey the Assets;

     (h) the Signs are in good condition and are capable of being used for their intended purposes without the necessity of material repairs;

     (i) the See Level entities are corporations duly organized and validly existing under the laws of the State of New York, are duly qualified to do business in the State of New York, and have full power and authority to carry on current business and to own, use and sell their respective assets and properties;

     (j) See Level's boards of directors and shareholders have authorized the execution and delivery of this Agreement to Buyer and the carrying out of its provisions. At Closing, Seller shall

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

furnish Buyer with duly certified copies of such resolutions in the forms annexed hereto as Exhibits 9 (a) and (b);

     (k) Neither the execution and delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby, will result in a breach of any statute or regulation, or of any administrative order or decree; nor will such compliance conflict with or result in the breach of any term, provision, covenant or condition of any agreement or other instrument to which See Level is a party or by which it may be bound, or, which with the giving of notice or lapse of time, or both, may constitute an event of default thereunder;

     (l) Other than the Litigation, no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation is pending, or to See Level's knowledge is threatened against See Level or See Level's Assets, which may materially or adversely affect See Level's financial condition or the conduct of See Level's Business. In addition, there is no outstanding judgment, decree, or order against See Level which affects See Level in any way;

     (m) See Level has filed with the appropriate governmental agencies all required tax returns and tax reports. See Level has not executed any waiver or waivers which would have the effect of extending any applicable statute of limitations with respect to its income tax liabilities, if any. See Level has paid all applicable taxes, assessments, fees, and other governmental

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charges levied upon its assets and income, other than those not yet due and payable or delinquent. See Level has not had its federal income tax returns audited by the Internal Revenue Service;

     (n) See Level warrants and represents that the original purchase price of the Signs was $170,000, net of sales taxes; and

     (o) The advertising contract annexed as Schedule A to Exhibit 6 herein was prepared by the advertiser on the advertiser's pre-printed contract form and delivered to See Level; See Level executed said advertising contract and delivered same to the advertiser; and to the best of See Level's knowledge, said advertising contract is thus valid and binding; the advertiser thereunder has a net worth in excess of $10,000,000; the term of said advertising contract is for a period of not less than 90 days, commencing on September 15, 1996, for 450 Signs per month; and the monthly gross billings to be derived under said advertising contract is not less than $72,450 per month.

     Such representations shall survive the closing. Notwithstanding any of the foregoing, it is expressly understood that See Level makes no representation as to the assignability of the Contracts or the Advertising Contracts.

     7.  Bulk Sales Law:  The parties hereby waive See Level's compliance with
         --------------
the provisions of the New York Uniform Commercial Code-Bulk Transfers Law. See Level shall hold a sufficient amount of the net cash proceeds in trust to pay all its creditors

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

as and when their claims come due, and hold and save MTM harmless against any loss, damage, or expense, including reasonable attorneys' fees and court costs, incurred by MTM as a result of or attributable to the parties' failure to comply with such provisions. The terms of this paragraph shall survive the closing.

     8.  Brokerage:  Each party represents and warrants to the other that no
         ---------
broker is entitled to any commission, or similar fee, in connection with the making and carrying out of this Agreement. The terms of this paragraph shall survive the closing.

     9.  Sales Taxes:  All sales taxes which may be payable in connection with
         -----------
the transfer of any assets to be transferred to MTM hereunder shall be borne solely by MTM, which shall timely make all necessary filings with respect to any such taxes. MTM shall hold See Level and Glenn Gruman harmless with respect to any such taxes. The terms of this paragraph shall survive the closing.

     10. Further Assurances:  The parties acknowledge and warrant that they
         ------------------
shall at their own expense promptly execute and deliver all further instruments and documents provided by the other party that are reasonable, and take all further reasonable action that may be necessary or that may be reasonably requested in order to effectuate this Agreement. The terms of this paragraph shall survive the closing.

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

     11. Consultation with Counsel:  Each of the parties hereto acknowledges
         -------------------------
and warrants: (i) that each party has carefully and completely read this Agreement; (ii) that each party has consulted with his counsel in regard to negotiating and executing this Agreement; (iii) that such counsel has explained in detail and fully the terms of this Agreement and the annexed schedules and exhibits to each of them and the effect of said terms and documents; (iv) that each party fully understands all the terms and provisions hereof; and (v) that each party has knowingly and voluntarily executed this Agreement.

     12. Jointly Drafted Agreement:  It is specifically understood and agreed
         -------------------------
by and between the parties that the within Agreement and the schedules and exhibits thereto are the result of extensive negotiations between the parties. It is understood and agreed that all parties shall be deemed to have drawn these documents to avoid any negative inference by any court as against the preparer of the documents. This Agreement and the schedules and exhibits thereto shall be binding upon each and all of the respective parties, their heirs, assigns, executors, administrators, successors-in-interest, partners, employees, agents, officers, shareholders and directors.

     13. Entire Agreement:  This Agreement, as well as the schedules and
         ----------------
exhibits referenced herein, together with the Settlement Agreement executed simultaneously herewith by and between MTM and Glenn Gruman and the exhibits annexed thereto,

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

constitute the entire agreement between the parties and any prior agreements, understandings, or memoranda, shall be merged into said documents.

     14. Modifications:  This Agreement, as well as the schedules and exhibits
         -------------
referenced herein, may not be changed except by another agreement in writing, fully executed by all parties hereto, their respective heirs, successors and/or assigns. The parties herein agree that their counsel shall be authorized to enter into such modifications on their behalf.

     15. Provisions Severable:  If any provision in this Agreement or the
         --------------------
schedules and exhibits referenced herein is declared invalid by any court, tribunal or administrative agency, then such provision shall be deemed automatically adjusted to conform to the requirements for validity as declared at such time, and as so adjusted shall be deemed a provision respectively of this Agreement or the schedules and exhibits referenced herein, as though originally included herein. If any invalidated provision is of such a nature that it cannot be so adjusted, then the same shall be deleted and shall not effect the remaining provisions of this Agreement, and to this end the provisions of this Agreement are intended to be and shall be severable.

     16. Choice of Law:  This Agreement shall be construed in accordance with
         --------------
the laws of the State of New York, without giving effect to the choice of law rules thereof.

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

     17. Assignment:  This Agreement may not be assigned by either party
         -----------
hereto, except with the prior written consent of the other party hereto.

     18. Notices:  Any communication required or permitted by this Agreement
         --------
shall be in writing and shall be deemed to have been given when mailed by registered or certified mail, return receipt requested, or when delivered or otherwise actually received at the following addresses, or to such other addresses as the parties may communicate from time to time to each other through written notice:

     If to MTM:
     ---------

                Medallion Taxi Media, Inc.
                205 East 42/nd/ Street
                New York, New York 10017
                Attention: Mr. Andrew Murstein

        With a required copy to:

                Dreyer and Traub LLP
                101 Park Avenue
                New York, New York 10178
                Attention: Mitchel A. Maidman, Esq.

     If to See Level:
     ---------------

                c/o Glenn Gruman
                215 East 68th Street
                New York, New York 10021

        With a required copy to:

                David Leffler, Esq.
                292 Madison Avenue
                New York, New York 10017

     19. Confidentiality Provision:  See Level represents and warrants that
         -------------------------
absent the prior written consent of MTM it shall keep the terms, conditions and provisions of this Agreement, and the fact that this Agreement was entered into by and between the parties, completely confidential, and it shall not in any way disclose, divulge or reveal same to any person, entity or governmental agency, except for fiduciaries who are under Gruman's and/or See Level's control and who agree to be bound by the terms of this provision, until August 31, 1996, or at such time and only to the extent that the terms hereof become publicly known from a source other than See Level or Glenn Gruman. In the event of a breach of this provision, MTM may seek monetary damages and equitable relief against Gruman and See Level. In the event Gruman and/or See Level are compelled by some form of process to disclose the terms of this Agreement, Gruman and/or See Level shall provide MTM with notice by mail and telecopier of the subpoena or other form of process within three (3) days of receipt of such subpoena or process, or one (1) day before the subpoena or process is returnable if the subpoena or process is received less than three (3) days before it is returnable, advising MTM where and when the subpoena or process is returnable, who has made the request and enclosing a copy of the subpoena or process with such notice. Gruman and See Level shall cooperate with MTM in any motion to quash such subpoena or process, or in any such similar proceeding that MTM may choose or undertake.

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

     20. Counterparts:  The parties hereto agree that this Agreement may be
         ------------
signed in counterparts and that the signed counterparts shall together be deemed an original.

     21. Section Headings:  Section headings are for convenient reference only
         ----------------
and shall not affect the meaning or have any bearing on the interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SEE LEVEL MANAGEMENT, INC.               SEE LEVEL ADVERTISING, INC.



By: /s/ Glenn Gruman                     By: /s/ Glenn Gruman
   ------------------------                 -------------------------
    Glenn Gruman, Pres.                      Glenn Gruman, Pres.



MEDALLION TAXI MEDIA, INC.



By: /s/ Berton Miller
   ------------------------
    Berton Miller, C.O.O.
    and Executive Vice President

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